UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 4, 2008

LIQUIDMETAL TECHNOLOGIES, INC.

(Exact name of Company as Specified in its Charter)

Delaware	001-31332	33-0264467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30452 Esperanza

Rancho Santa Margarita, CA  92688

(Address of Principal Executive Offices; Zip Code)

Company’s telephone number, including area code: (949) 635-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LIQUIDMETAL TECHNOLOGIES, INC.

FORM 8-K

Item 2.04               Triggering Events That Accelerate or Increase a Direct Financial Obligation.

Liquidmetal Technologies, Inc. (the “Company”) currently has outstanding $18,643,297 in aggregate principal amount of 8% Convertible Subordinated Notes due January 2010 (the “Notes”).  Under the terms of the Notes, as amended, the Company was required to make an aggregate payment equal to $582,603 on September 30, 2008, as a result of the commencement of monthly amortization payments equal to 1/32 of their original principal amount due under the Notes.  However, the Company did not have sufficient funds to make this payment, and, accordingly, an “Event of Default” occurred under the Notes as of October 4, 2008.  As a result of this Event of Default, the holders of the Notes are entitled to accelerate all principal and interest under the Notes.  The aggregate amount of outstanding principal and accrued but unpaid interest under the Notes as of October 4, 2008, was $19,081,407.  To date, holders of $2,264,244  in aggregate principal amount of Notes have delivered default notices to the Company accelerating the Notes.  The Company intends to respond to this situation by a combination of seeking to amend the terms of certain Notes held by persons indicating a willingness to do so and seeking to sell certain assets of the Company in order to fund payments under the Notes.  However, there is no assurance that the Company will be able to sell sufficient assets or complete such amendments as may be necessary to bring the Company out of default.”

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Larry Buffington
Larry Buffington,
President and Chief Executive Officer

Date:  October 6, 2008